AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement, (the “Agreement”), dated April 30, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), A I M Distributors, Inc., a Delaware corporation (“AIM”), MONY Life Insurance Company of America, an Arizona life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and MONY Securities Corporation, an affiliate of LIFE COMPANY and the principal underwriter of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and
     WHEREAS, AXA Advisors, LLC has assumed the operations of MONY Securities Corporation. All references to MONY Securities Corporation will hereby be deleted and replaced with AXA Advisors, LLC; and;
     WHEREAS, the parties wish to enable LIFE COMPANY to offer shares of the portfolios of AVIF in every LIFE COMPANY separate account;
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

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SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Series I and II shares

AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund
AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund
AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund
AIM V.I. Dynamics Fund	AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Global Real Estate Fund	AIM V.I. Utilities Fund
AIM V.I. Government Securities Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS

Legacy “S” Legacy “L” Legacy “A” MONY UGVL VUL MONY UGVL SVUL MONY UGVA VA Keynote
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
All Contracts

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 19, 2010.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr

Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper

Title:	Assistant Secretary	Title:	President

MONY LIFE INSURANCE COMPANY OF
AMERICA, on behalf of itself and its separate accounts

Attest:	/s/ Kenneth Beitler	By:	/s/ Steven M. Joenk

Name:	Kenneth Beitler	Name:	Steven M. Joenk

Title:	Vice President	Title:	Senior Vice President

AXA ADVISORS, LLC

Attest:	/s/ Kenneth Beitler	By:	/s/ Christine Nigro

Name:	Kenneth Beitler	Name:	Christine Nigro

Title:	Vice President	Title:	Senior Vice President

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